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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported) 8/30/2006

              UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Michigan
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                 (State or other jurisdiction of incorporation)


                                                         38-2593067
                                              ---------------------------------
 (Commission File Number)                     (IRS Employer Identification No.)



280 Daines Street, Suite 300, Birmingham, MI                        48009
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  (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code 248-645-9220
                                                           ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

Uniprop Manufactured Housing Communities Income Fund (the "Fund") owns four manufactured housing communities: Aztec Estates in Margate, Florida; Kings Manor in Davie, Florida; Park of the Four Seasons in Blaine, Minnesota; and Old Dutch Farms in Novi, Michigan. The Fund recently completed a significant refinancing transaction and has taken steps to rezone certain properties and to pursue a disposition of such properties each as summarized below.

Mortgage Refinance

On August 11, 2006, the Fund completed a refinancing of its existing first mortgage. This action was taken after the General Partner received an affirmative recommendation from the Fund's consultant, Manufactured Housing Services, LLC, to proceed with the transaction. The new mortgage lender is Marathon Structured Finance. The loan has a principal amount of $37,500,000. It bears interest at the 30-day LIBOR rate plus 225 basis points and has a term of four years. The loan is intended to provide adequate flexibility to dispose of one or more properties during the term.

The loan proceeds were used to defease the existing first mortgage indebtedness, pay down the existing line of credit obligation with National City Bank, provide a capital improvement reserve, pay a refinance fee to the General Partner, pay a portion of the Contingent Purchase Price (as more fully described in the annual Form 10-K), pay the transaction costs of the loan and provide working capital for operations.

The refinance fee paid to Uniprop AM, LLC, was approved by the unit holders on October 13, 2005. The third amendment to the Partnership Agreement authorizing the fee approved by a majority of the eligible voting unit holders was executed on August 8, 2006.

Aztec Estates

On or about September 1, 2006, the Fund delivered a formal Notice of Eviction and Notice of Application to Re-Zone to each of the residents of Aztec Estates in compliance with Florida Public Act 723.

The General Partner of the Fund, in conjunction with professional consultants in the southeast Florida market, has determined that the land value of Aztec Estates - specifically as mixed-use residential property - is well in excess of the value of the land in its present use as a manufactured home community. This premise is supported by the persistently high vacancy rate at Aztec Estates despite the best efforts of the General Partner to both maintain and increase occupancy at the community. Because of the lack of chattel financing available

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to potential residents, hurricane-related issues such as the lack of affordable property insurance and a generally strong market desire for site-built versus manufactured housing, the General Partner has concluded that a new use for the property will maximize its value.

The General Partner intends to submit an application to the City of Margate to rezone the property to a mixed-use residential designation. Simultaneously, the General Partner will work with existing residents to develop specific relocation plans for qualifying residents under Florida law. Additionally, the General Partner plans to begin marketing the property for ultimate disposition.

Prior to finalizing any sale transaction, the General Partner will seek an affirmative recommendation from the Consultant and, if necessary, the General Partner will conduct a vote of the unit holders to obtain their approval of any proposed sales transaction. At this time, the terms and conditions of a sale have not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNIPROP MANUFACTURED HOUSING
                                        COMMUNITIES INCOME FUND
                                             (Registrant)

Dated: August 30, 2006

                                        By: P.I. Associates Limited Partnership,
                                            General Partner


                                        By: /s/ Joel Schwartz
                                            ------------------------------------
                                            Joel Schwartz,
                                            Principal Financial Officer